Exhibit 99.1


                    Brookline Bancorp Announces Third Quarter
                   Operating Results and Dividend Declaration


     BROOKLINE, Mass.--(BUSINESS WIRE)--Oct. 20, 2005--Brookline Bancorp, Inc. (the "Company") (NASDAQ: BRKL) announced today its earnings for the 2005 third quarter and approval by its Board of Directors of a regular quarterly dividend of $0.085 per share payable November 15, 2005 to stockholders of record on October 31, 2005.
     The Company earned $5,521,000, or $0.09 per share on a basic and diluted basis, for the quarter ended September 30, 2005 compared to $4,497,000, or $0.08 per share on a basic and diluted basis, for the quarter ended September 30, 2004. The 23% increase in quarterly earnings was attributable primarily to inclusion of the operating results of Mystic Financial, Inc. and its subsidiaries ("Mystic") and improvement in the Company's interest rate spread and net interest margin. There were no securities gains in the 2005 quarter compared to after-tax securities gains of $806,000 in the 2004 quarter.
     Net income for the nine months ended September 30, 2005 was $16,494,000, or $0.27 per share on a basic and diluted basis, compared to $13,771,000, or $0.24 per share on a basic and diluted basis, for the nine months ended September 30, 2004. The 20% increase in earnings was attributable primarily to the same reasons mentioned in the preceding paragraph. After-tax securities gains were $547,000 in the 2005 period compared to $1,134,000 in the 2004 period.
     As previously reported, the Company acquired Mystic on January 7, 2005. Total assets acquired were $440 million, including loans of $343 million, and deposits assumed were $331 million. The balance of Mystic loans acquired declined to $255 million at September 30, 2005 as a result of loan payoffs and the sale of $30 million of long-term fixed rate residential mortgage loans done to reduce interest rate risk. In view of rising interest rates and signs of a weakening real estate market, the Company has chosen to be cautious in originating new construction and real estate loans and in renewing lines of credit to small business commercial borrowers. The balance of Mystic related deposits increased to $349 million at September 30, 2005. The attractive deposit base of Mystic was one of the important reasons for making the acquisition.
     As part of the acquisition, Mystic was merged into the Company and in April 2005 its operating systems were merged into the Company's operating systems. Merger/conversion related expenses amounted to $894,000, substantially all of which were incurred in the first half of 2005. Of the total amount paid for the acquisition, $11.8 million was classified as a core deposit intangible that is being amortized on an accelerated basis over nine years. Amortization expense amounted to $593,000 in the 2005 third quarter and $1,778,000 in the nine month period ended September 30, 2005.
     Net interest income was $4,288,000, or 34% higher, in the 2005 quarter than in the 2004 quarter and $13,410,000, or 36% higher, in the 2005 nine month period than in the 2004 nine month period. The increases were due to growth in assets, notably from the Mystic acquisition and the indirect automobile loan portfolio, and a higher interest rate environment.
     Interest rate spread improved from 2.28% in the 2004 quarter to 2.42% in the 2005 quarter and from 2.33% in the 2004 nine month period to 2.51% in the 2005 nine month period, but declined from 2.59% in the 2005 first quarter and 2.52% in the 2005 second quarter. The 2005 quarterly declines resulted from a more rapid increase in the average rates paid on deposits and borrowed funds (23 basis points in the 2005 third quarter and 19 basis points in the 2005 second quarter) than the increase in the average rates earned on assets (13 basis points in the 2005 third quarter and 12 basis points in the 2005 second quarter). The rise in the average rates paid for funds resulted from the rate setting actions of the Federal Reserve, increased competition for deposits and a shift in the mix of deposits. Customarily, higher rates are paid on certificates of deposit than on transaction deposit accounts. Certificates of deposit comprised 52% of total deposits at September 30, 2005 compared to 48% at June 30, 2005 and 41% at December 31, 2004.
     Net interest margin improved from 3.14% in the 2004 quarter to 3.20% in the 2005 quarter and from 3.20% in the 2004 nine month period to 3.25% in the 2005 nine month period, but declined from 3.26% in the 2005 second quarter and 3.31% in the 2005 first quarter. The 2005 quarterly declines resulted primarily from the developments mentioned in the preceding paragraph and a reduction in the percent of total assets comprised of mortgage loans from 54% in the first quarter of 2005 to 52% in the second quarter of 2005 and 51% in the third quarter of 2005. Typically, the yield on mortgage loans is higher than the yields earned on the Company's other interest earning assets.
     Because of the current rising interest rate environment and the high percent of the Company's assets funded by stockholders' equity, net interest income is expected to continue to improve in the next several months. Interest rate spread and net interest margin, however, could experience further declines if the upward repricing of deposits and borrowed funds occurs faster than increases in asset yields. Trends in interest rates depend on many factors and, accordingly, actual rates in the future could vary significantly with the Company's predictions.
     The provision for loan losses decreased from $635,000 in the 2004 third quarter to $32,000 in the 2005 third quarter and from $1,676,000 in the 2004 nine month period to $1,643,000 in the 2005 nine month period. The considerably lower provision in the 2005 third quarter was due to a $650,000 credit resulting from payoffs of loans acquired in the Mystic transaction, including certain higher risk loans. Of the totals provided for loan losses, the following amounts were attributable to the indirect automobile loan portfolio: $692,000 and $575,000 in the respective 2005 and 2004 quarters and $2,019,000 and $1,457,000 in the respective 2005 and 2004 nine month periods. The indirect automobile loan portfolio has grown from $211 million at December 31, 2003 to $369 million at December 31, 2004 and $447 million at September 30, 2005. Net charge-offs in the 2005 nine month period were $863,000, or 0.28% of the average balance of indirect automobile loans outstanding during that period. The substantial excess of provisions over net charge-offs is in light of the rapid growth of the portfolio and the short amount of time that has elapsed since February 2003 when the Company started originating such loans.
     Excluding merger/conversion expenses and amortization of the core deposit intangible, higher non-interest expenses in the 2005 quarterly and nine month periods in comparison to the 2004 quarterly and nine month periods were attributable primarily to the Mystic acquisition, the opening of a new branch in the fall of 2004, higher premiums for employee medical benefits and higher professional fees due mostly to meeting the added compliance requirements of the Sarbanes-Oxley Act relating to internal control over financial reporting.

     The above text contains statements about future events that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Projections about future events are subject to risks and uncertainties that could cause actual results to differ materially. Factors that could cause such differences include, but are not limited to, general economic conditions, changes in interest rates, regulatory considerations and competition



               BROOKLINE BANCORP, INC. AND SUBSIDIARIES
                      Consolidated Balance Sheets
                   (In thousands except share data)

                              September 30, December 31, September 30,
                                   2005         2004          2004
                              ------------- ------------ -------------
          ASSETS
---------------------------
Cash and due from banks       $    16,004   $    8,937   $     8,262
Short-term investments            133,707      127,928        99,556
Securities available for sale     349,813      260,852       270,432
Securities held to maturity
 (market value of $857, $914
  and $1,228, respectively)           841          889         1,198
Restricted equity securities       23,081       17,444        16,554
Loans                           1,620,090    1,269,637     1,239,926
Allowance for loan losses         (21,900)     (17,540)      (17,161)
                              ------------  -----------  ------------
   Net loans                    1,598,190    1,252,097     1,222,765
                              ------------  -----------  ------------
Other investment                    4,545        4,456         4,453
Accrued interest receivable         8,609        5,801         5,588
Bank premises and
 equipment, net                    11,198        3,900         3,110
Other real estate owned             1,150            -             -
Deferred tax asset                  9,486        9,980         9,725
Prepaid income taxes                1,813          270            59
Core deposit intangible            10,064            -             -
Goodwill                           35,615            -             -
Other assets                        2,972        1,945         1,572
                              ------------  -----------  ------------
   Total assets               $ 2,207,088   $1,694,499   $ 1,643,274
                              ============  ===========  ============

     LIABILITIES AND
      STOCKHOLDERS' EQUITY
---------------------------
Deposits                      $ 1,153,854   $  773,958   $   735,306
Borrowed funds                    421,896      320,171       305,490
Subordinated debt                  12,249            -             -
Mortgagors' escrow accounts         5,465        4,464         4,978
Accrued expenses and other
 liabilities                       12,118       10,893        12,457
                              ------------  -----------  ------------
   Total liabilities            1,605,582    1,109,486     1,058,231
                              ------------  -----------  ------------

Stockholders' equity:
  Preferred stock, $0.01 par
   value; 50,000,000 shares
   authorized; none issued              -            -             -
  Common stock, $0.01 par
   value; 200,000,000 shares
   authorized; 62,989,384
   shares, 60,477,939 shares
   and 60,477,939 shares
   issued, respectively               630          605           605
  Additional paid-in capital      512,163      471,799       471,580
  Retained earnings,
   partially restricted           120,620      144,081       144,977
  Accumulated other
   comprehensive income
   (loss) (A)                      (1,158)         560           717
  Treasury stock, at cost -
   1,404,693 shares, 1,335,299
   shares and 1,335,299 shares
   issued, respectively           (18,144)     (17,017)      (17,017)
  Unearned compensation -
   recognition and
   retention plans                 (8,779)     (10,963)      (11,685)
  Unallocated common stock held
  by ESOP - 701,623 shares,
   743,221 shares and 758,257
   shares, respectively            (3,826)      (4,052)       (4,134)
                              ------------  -----------  ------------
     Total stockholders'
      equity                      601,506      585,013       585,043
                              ------------  -----------  ------------

                              ------------  -----------  ------------
     Total liabilities and
      stockholders' equity    $ 2,207,088   $1,694,499   $ 1,643,274
                              ============  ===========  ============


(A) Represents net unrealized gains (losses) on securities available for sale, net of taxes.


               BROOKLINE BANCORP, INC. AND SUBSIDIARIES
                   Consolidated Statements of Income
                   (In thousands except share data)

                          Three months ended       Nine months ended
                             September 30,           September 30,
                       ----------------------- -----------------------
                            2005        2004        2005        2004
                       ----------- ----------- ----------- -----------
Interest income:
  Loans                   $22,830     $16,081     $66,908     $46,646
  Debt securities           2,876       1,427       7,787       4,874
  Marketable equity
   securities                  78          65         228         213
  Restricted equity
   securities                 241         139         699         280
  Short-term
   investments              1,259         401       3,115       1,004
                       ----------- ----------- ----------- -----------
   Total interest
    income                 27,284      18,113      78,737      53,017
                       ----------- ----------- ----------- -----------
Interest expense:
  Deposits                  6,159       2,975      16,071       8,504
  Borrowed funds            3,994       2,477      11,048       6,790
  Subordinated debt           182           -         485           -
                       -----------     ------- ----------- -----------
   Total interest
    expense                10,335       5,452      27,604      15,294
                       -----------     ------- ----------- -----------
Net interest income        16,949      12,661      51,133      37,723
Provision for loan
 losses                        32         635       1,643       1,676
                       -----------     ------- ----------- -----------
   Net interest
    income after
    provision for
    loan losses            16,917      12,026      49,490      36,047
                       -----------     ------- ----------- -----------
Non-interest income:
  Fees and charges            798         496       2,851       2,166
  Gains on
   securities, net              -         806         853       1,767
  Swap agreement
   market valuation
   credit                       -          50          49         178
  Other income                130         142         371         493
                       ----------- ----------- ----------- -----------
   Total non-interest
    income                    928       1,494       4,124       4,604
                       ----------- ----------- ----------- -----------
Non-interest expense:
  Compensation and
   employee benefits        3,332       2,477       9,889       7,549
  Recognition and
   retention plans            668         722       2,040       2,168
  Occupancy                   721         399       2,111       1,189
  Equipment and data
   processing               1,361       1,164       4,547       3,249
  Advertising and
   marketing                  352         113         807         490
  Dividend equivalent
   rights                     339         359         702         734
  Merger/conversion             1           -         894           -
  Amortization of
   core deposit
   intangible                 593           -       1,778           -
  Other                     1,263         625       3,156       1,866
                       ----------- ----------- ----------- -----------
   Total non-interest
    expense                 8,630       5,859      25,924      17,245
                       ----------- ----------- ----------- -----------
Income before income
 taxes                      9,215       7,661      27,690      23,406
Provision for income
 taxes                      3,694       3,164      11,196       9,635
                       ----------- ----------- ----------- -----------
   Net income             $ 5,521     $ 4,497     $16,494     $13,771
                       =========== =========== =========== ===========
Earnings per common
 share:
   Basic                  $  0.09     $  0.08     $  0.27     $  0.24
   Diluted                   0.09        0.08        0.27        0.24

Weighted average common
  shares outstanding
   during the period:
   Basic               60,108,273  57,373,970  60,026,293  57,229,259
   Diluted             60,949,028  58,144,811  60,831,011  58,082,856



               BROOKLINE BANCORP, INC. AND SUBSIDIARIES
                        Average Yields / Costs

                            Three months ended September 30,
               -------------------------------------------------------
                             2005                      2004
               ---------------------------- --------------------------
                                    Average                    Average
                 Average   Interest yield/  Average  Interest  yield/
                 balance      (1)    cost   balance     (1)     cost
               ----------- -------- ------- -------  ------- ---------
                               (Dollars in thousands)
Assets
--------------
Interest-earning
 assets:
  Short-term
   investments $  148,957  $ 1,259  3.35 % $  114,288 $   401  1.39 %
  Debt
  securities(2)   341,734    2,943  3.45      262,097   1,435  2.19
  Equity
   securities(2)   31,572      348  4.38       26,188     228  3.46
  Mortgage
  loans(3)      1,089,451   16,762  6.15      819,984  12,066  5.89
  Money market
   loan part-
   icipations           -        -     -        3,768      14  1.47
  Commercial
  loans(3)         73,321    1,120  6.11       49,358     563  4.56
  Indirect
   automobile
   loans(3)       444,258    4,892  4.37      338,820   3,394  3.97
  Other consumer
   loans(3)         3,117       56  7.19        2,471      44  7.12
                  -------    -----            -------   -----
  Total interest-
   earning
   assets       2,132,410   27,380  5.12 %  1,616,974  18,145  4.47 %
                            ------  ----               ------  ----
Allowance for
 loan losses      (22,253)                    (17,042)
Non-interest
 earning
 assets            99,631                      30,503
                   ------                      ------
   Total
    assets     $2,209,788                  $1,630,435
               ==========                  ==========

Liabilities
 and Stockholders'
 Equity
--------------
Interest-bearing
 liabilities:
  Deposits:
   NOW
    accounts   $   96,616       45  0.18 % $   62,775      21  0.13 %
   Savings
    accounts      143,306      507  1.40       81,173     374  1.83
   Money market
    savings
    accounts      260,271    1,161  1.77      276,164     767  1.10
   Certificate
   of deposit
   accounts       583,760    4,446  3.02      274,607   1,813  2.62
                  -------    -----            -------   -----
     Total
      deposits  1,083,953    6,159  2.25      694,719   2,975  1.70
  Borrowed
   funds          424,401    3,994  3.68      294,749   2,477  3.29
  Subordinated
   debt            12,269      181  5.77            -       -     -
                   ------      ---            -------   -----
 Total
  interest
  bearing
 liabilities    1,520,623   10,334  2.70 %    989,468   5,452  2.19 %
                            ------  ----                -----  ----
Non-interest-
 bearing demand
 checking
 accounts          67,711                      36,563
Other
 liabilities       14,694                      13,925
                   ------                      ------
 Total
  liabilities   1,603,028                   1,039,956
Stockholders'
 equity           606,760                     590,479
                  -------                     -------
 Total
 liabilities
  and
 stockholders'
 equity        $2,209,788                  $1,630,435
               ==========                 ==========
Net interest
 income (tax
 equivalent
 basis)/
 interest rate
  spread (4)                17,046  2.42 %             12,693  2.28 %
                                    ====                       ====
Less
 adjustment
 of tax exempt
 income                         96                         32
                                --                         --
Net interest
 income                    $16,950                    $12,661
                           =======                   =======
Net interest
 margin (5)                         3.20 %                     3.14 %
                                    ====                       ====


(1) Tax exempt income on debt and equity securities is included on a tax equivalent basis.

(2) Average balances include unrealized gains (losses) on securities available for sale. Equity securities include marketable equity securities (preferred and common stocks) and restricted equity securities.

(3) Loans on non-accrual status are included in average balances.

(4) Interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.

(5) Net interest margin represents net interest income (tax equivalent basis) divided by average interest-earning assets.


               BROOKLINE BANCORP, INC. AND SUBSIDIARIES
               Selected Financial Ratios and Other Data

                                 Three months ended  Nine months ended
                                     September 30,      September 30,
                                 ------------------ ------------------
                                     2005     2004      2005     2004
                                 --------- -------- --------- --------

Performance Ratios (annualized):
Return on average assets            1.00 %   1.10 %    1.01 %   1.16 %
Return on average stockholders=
 equity                             3.64 %   3.05 %    3.59 %   3.08 %
Interest rate spread                2.42 %   2.28 %    2.51 %   2.33 %
Net interest margin                 3.20 %   3.14 %    3.25 %   3.20 %

Dividends paid per share during
 period                          $ 0.285   $0.285   $ 0.655   $0.655


                                            At       At        At
                                         Sept. 30, Dec. 31, Sept. 30,
                                           2005     2004       2004
                                       ---------- -------- -----------
                                        (Dollars in thousands except
                                               per share data)
Capital Ratio:
Stockholders' equity to total assets      27.25 %   34.52 %    35.60 %

Asset Quality:
Non-performing loans                   $    300   $   111   $     91
Non-performing assets                     1,869       439        336
Allowance for loan losses                21,900    17,540     17,161
Allowance for loan losses as a percent
 of total loans                            1.35 %    1.38 %     1.38 %
Non-performing assets as a percent of
 total assets                              0.08 %    0.03 %     0.02 %

Per Share Data:
Book value per share                   $   9.77   $  9.89   $   9.89
Tangible book value per share          $   9.03   $  9.89   $   9.89
Market value per share                 $  15.82   $ 16.32   $  15.67



    CONTACT: Brookline Bancorp, Inc.
             Paul R. Bechet, 617-730-3500